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                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                    ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12.

                         KENDLE INTERNATIONAL INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

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

                                  Kendle Logo

                           KENDLE INTERNATIONAL INC.
                                700 CAREW TOWER
                                441 VINE STREET
                             CINCINNATI, OHIO 45202

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 20, 1999

TO THE SHAREHOLDERS OF KENDLE INTERNATIONAL INC.:

     The annual meeting of shareholders of Kendle International Inc. will be held on Thursday, May 20, 1999 at 10:00 a.m., Eastern Time, at the Media Center, RiverCenter Tower Offices, 50 East RiverCenter Boulevard, Covington, Kentucky, for the following purposes:

     1. To elect seven directors to hold office for the ensuing year or until their respective successors are elected and qualified;

     2. To amend the Company's Restated and Amended Articles of Incorporation to increase the number of authorized shares of Common Stock;

     3. To ratify the appointment of PricewaterhouseCoopers LLP as the independent public accountants for the Company for the year ending December 31, 1999; and

     4. To consider and act upon any other matters that may properly come before the meeting or any adjournment thereof.

     The Board of Directors of the Company has designated the close of business on March 31, 1999 as the record date for the determination of shareholders entitled to receive notice of, and to vote at, the meeting or any adjournment thereof. Only shareholders of record of the Company's Common Stock at the close of business on that date will be entitled to vote.

     You are cordially invited to attend the meeting. However, whether or not you plan to be personally present at the meeting, please complete, date and sign the enclosed proxy and return it promptly in the enclosed envelope. If you later desire to revoke your proxy, you may do so at any time before it is exercised.

                                          By Order of the Board of Directors,

                                          Candace Kendle
                                          Chairman of the Board and
                                          Chief Executive Officer

DATED: APRIL 13, 1999

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE VOTE, SIGN AND PROMPTLY RETURN YOUR PROXY CARD IN THE ENCLOSED ENVELOPE. PROXIES MAY BE REVOKED BY WRITTEN NOTICE OF REVOCATION, THE SUBMISSION OF A LATER PROXY, OR BY ATTENDING THE MEETING AND VOTING IN PERSON.

                                  Kendle Logo

                           KENDLE INTERNATIONAL INC.
                                700 CAREW TOWER
                                441 VINE STREET
                             CINCINNATI, OHIO 45202

                           -------------------------
                                PROXY STATEMENT
                           -------------------------

                         ANNUAL MEETING OF SHAREHOLDERS

                                  INTRODUCTION

     The Board of Directors of Kendle International Inc. is requesting your proxy for use at the Annual Meeting of Shareholders on May 20, 1999, and at any adjournment thereof, pursuant to the foregoing Notice. This Proxy Statement and the accompanying proxy card are being mailed to shareholders with the Company's 1998 Annual Report on or about April 13, 1999.

                          VOTING AT THE ANNUAL MEETING

GENERAL

     Shareholders may vote in person or by proxy at the Annual Meeting. Proxies given may be revoked at any time prior to the Annual Meeting by filing with the Company either a written revocation or a duly executed proxy card bearing a later date, or by appearing at the Annual Meeting and voting in person. Except as otherwise stated herein, the vote required on all matters to be voted upon is a majority of shares actually voted and, therefore, abstentions and broker non-votes will have no effect.

     As of March 31, 1999, the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting, Kendle had 11,072,445 shares of Common Stock outstanding. Each share is entitled to one vote. Only shareholders of record at the close of business on March 31, 1999 will be entitled to vote at the Annual Meeting.

                             PRINCIPAL SHAREHOLDERS

     The following shareholders are the only persons known by the Company to own beneficially 5% or more of its outstanding Common Stock as of February 26, 1999:

        NAME AND ADDRESS OF BENEFICIAL OWNER           COMMON STOCK    PERCENT (1)
        ------------------------------------           ------------    -----------
Candace Kendle (2)(3)................................   1,333,422         12.0%
  700 Carew Tower
  441 Vine St.
  Cincinnati, OH 45202
Dresdner RCM Global Investors........................   1,088,150          9.8%
  Four Embarcadero Center
  San Francisco, CA 94111
Christopher C. Bergen (4)............................   1,033,684          9.3%
  700 Carew Tower
  441 Vine St.
  Cincinnati, OH 45202
Pilgrim Baxter & Associates, Ltd.....................     851,900          7.7%
  825 Duportail Rd.
  Wayne, PA 19087
Kendle Stock Trust...................................     620,500          5.6%
  700 Carew Tower
  441 Vine St.
  Cincinnati, OH 45202
Capital Guardian Trust Company.......................     564,500          5.1%
  11100 Santa Monica Blvd.
  Suite 1500
  Los Angeles, CA 90025

---------------

(1) Based on 11,067,809 shares of Common Stock outstanding. Shares of the Company's Common Stock which a beneficial owner has the right to acquire within 60 days of February 26, 1999 pursuant to the exercise of stock options are deemed to be outstanding for the purpose of computing the percentage ownership of such owner but are not deemed outstanding for the purpose of computing percentage ownership of any other person.

(2) Includes 18,236 shares of Common Stock held directly by Hazel Kendle, mother of Dr. Kendle.

(3) Includes 450 shares of Common Stock issuable upon the exercise of vested options.

(4) Includes 400 shares of Common Stock issuable upon the exercise of vested options.

                             ELECTION OF DIRECTORS

     The Board is nominating for re-election all of the current directors, namely Candace Kendle, Philip E. Beekman, Christopher C. Bergen, Robert R. Buck, Timothy M. Mooney, Mary Beth Price and Charles A. Sanders.

     All directors elected at the Annual Meeting will be elected to hold office until the next Annual Meeting and until their successors are elected and qualified.

     Proxies will be voted in favor of election of the nominees named herein unless authority to vote is withheld.

     If any of the nominees should become unable to accept election or declines to serve, neither of which the Board anticipates, it is intended, in the absence of contrary direction, that the proxies will be voted for the balance of those named above and for substitute nominees as the Board may designate. The proxies will in no event be voted for a greater number of nominees than seven. The seven nominees receiving the highest number of votes will be elected.

     During 1998, the Board of Directors held six meetings. Each director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and all committees on which the individual director served. Directors Robert R. Buck and Mary Beth Price were appointed to the Board of Directors during December, 1998 and no meetings were held in 1998 following their appointments. There are two committees and one subcommittee of the Board of Directors which assist the Board in discharging its responsibilities. These committees, their members and functions are discussed below.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

INFORMATION ABOUT NOMINEES

     CANDACE KENDLE, PHARM. D., 52, co-founded the Company in 1981 and has served as Chief Executive Officer since its incorporation and has been Chairman of the Board since 1991. From 1979-1981, Dr. Kendle served as Clinical Associate Professor of Pediatrics at The University of Pennsylvania School of Medicine; Clinical Assistant Professor at Philadelphia College of Pharmacy and Sciences; and Director, Department of Pharmacy, The Children's Hospital of Philadelphia. From 1974-1978, Dr. Kendle served in a variety of positions at the University of North Carolina School of Pharmacy and School of Medicine. She has published more than 15 scientific articles. Dr. Kendle serves as a director of H. J. Heinz Company, a food products manufacturer, and is the wife of Christopher C. Bergen, President and Chief Operating Officer of the Company.

     PHILIP E. BEEKMAN, 67, was elected a Director of the Company in January 1997. Mr. Beekman is the President of Owl Hollow Enterprises, a consulting and investment company. Prior to July 1994, Mr. Beekman served as Chairman of the Board and Chief Executive Officer of Hook-SupeRx, Inc. Mr. Beekman is a director of the National Association of Chain Drug Stores; General Chemical Group Inc., a supplier of soda ash and other chemicals; Linens 'N Things, a retail chain of home furnishings; the Ladies Professional Golf Association; and the National Organization on Disability.

     CHRISTOPHER C. BERGEN, 48, co-founded the Company in 1981 and has served as President and Chief Operating Officer since 1981 and has served as a director of the Company since its incorporation. From 1977 through 1981, Mr. Bergen served in various capacities at The Children's Hospital of Philadelphia, most recently as Associate Vice President. Mr. Bergen serves as a director for Component Software International, Inc., a software design and engineering firm, and is the husband of Candace Kendle, Chief Executive Officer of the Company.

     ROBERT R. BUCK, 51, was appointed to the Board of Directors of the Company in December, 1998. Mr. Buck is President of the Uniform Rental Division of Cintas Corporation, a company he joined in 1982 as Senior Vice President, Finance. Mr. Buck is currently a member of the Dean's Advisory Council for the College of Business Administration at the University of Cincinnati, a trustee of the University of Cincinnati and the Fellowship of Christian Athletes and a director of Citizens for Community Values and the American Cancer Society.

     TIMOTHY M. MOONEY, 51, joined the Company in May 1996, was elected to the Board of Directors in January 1997 and currently serves as Executive Vice President, Chief Financial Officer and Treasurer. Prior to joining the Company, Mr. Mooney was the Vice President, Chief Financial Officer and Treasurer of The Future Now, Inc., a computer reseller. From May 1988 to July 1994, Mr. Mooney served as Senior Vice President and Chief Financial Officer of Hook-SupeRx, Inc., a retail drugstore chain. Mr. Mooney was previously a partner with Coopers & Lybrand L.L.P. Mr. Mooney serves as a director of Winton Financial Corporation, a unitary savings and loan holding company.

     MARY BETH PRICE, 50, was appointed to the Board of Directors of the Company in December, 1998. Mrs. Price founded Empower MediaMarketing (formerly Media That Works), an advertising firm, in 1985, served as President and Chief Executive Officer until 1997, and continues to serve as a director. In 1998, she accepted an appointment as Professor, Richard A. Forsythe Chair in Entrepreneurship at the Richard T. Farmer School of Business, Miami University, Oxford, Ohio, where she teaches and holds the Associate Director position in the Page Center for Entrepreneurship. Mrs. Price currently serves as a trustee on the Dan Beard Boy Scout Council, as a director of the Cincinnati Youth Collaborative and the Downtown Cincinnati Small Business Development Fund.

     CHARLES A. SANDERS, M.D., 67, was elected a Director of the Company in January 1997. From 1989 to 1994, Dr. Sanders was Chief Executive Officer of Glaxo Inc., and he served as Chairman of that company from 1992 to 1995. Prior to joining Glaxo Inc., Dr. Sanders spent eight years with Squibb Corp. where he held a number of senior positions including Vice Chairman. Previously, Dr. Sanders was general director of Massachusetts General Hospital and Professor of Medicine at Harvard Medical School. He is currently a member of the Institute of Medicine of the National Academy of Sciences, a trustee of the University of North Carolina at Chapel Hill, chairman of Project HOPE and chairman of the Commonwealth Fund. Dr. Sanders serves as a director of StaffMark, Inc., a provider of diversified staffing services to businesses, healthcare providers and government agencies; and of Magainin Pharmaceuticals, Inc., Vertex Pharmaceuticals Incorporated, Pharmcopeia, Inc., Scios, Inc. and Trimeris, Inc., all biopharmaceutical companies engaged in the development of medicines for serious diseases.

SECURITIES OWNERSHIP

     The following table sets forth certain information known to the Company with respect to beneficial ownership of the Company's Common Stock as of February 26, 1999 by each director and executive officer and by all directors and executive officers as a group.

                                                            SHARES BENEFICIALLY
                                                                 OWNED (1)
                                                            --------------------
NAME OF BENEFICIAL OWNER                                     NUMBER      PERCENT
------------------------                                    ---------    -------
Philip E. Beekman.........................................     18,401        *
Christopher C. Bergen (2).................................  1,033,684      9.3%
Robert R. Buck............................................      6,000        *
Candace Kendle (2) (3)....................................  1,333,422     12.0%
Timothy M. Mooney.........................................    136,880      1.2%
Mary Beth Price...........................................      5,200        *
Charles A. Sanders........................................     20,401        *
All Directors and executive officers as a group
  (7 persons).............................................  2,553,988     22.7%

---------------

 * Less than 1%

(1) Based on 11,067,809 shares of Common Stock outstanding. Includes shares of the Company's Common Stock which are exercisable by such individuals within 60 days. The following options are included in the totals: 135,050 shares of Common Stock for Mr. Mooney; 15,000 shares of Common Stock for each of Messrs. Beekman and Sanders; 5,000 shares of Common Stock for each of Mr. Buck and Mrs. Price; 450 shares of Common Stock for Dr. Kendle; and 400 shares of Common Stock for Mr. Bergen.

(2) Shares beneficially owned do not include 620,500 shares of the Company's Common Stock of which neither Dr. Kendle nor Mr. Bergen exercise voting or investment control. See Principal Shareholders.

(3) Includes 18,236 shares of Common Stock held directly by Hazel Kendle, mother of Dr. Kendle.

COMMITTEES OF THE BOARD OF DIRECTORS

     There are two committees and one subcommittee of the Company's Board of
Directors: the Management Development and Compensation Committee, the Compensation Subcommittee and the Audit Committee. The Management Development and Compensation Committee met twice during 1998, is composed of Mr. Beekman (Chairman), Mr. Buck, Dr. Kendle and Dr. Sanders and is responsible for monitoring the performance and succession of senior management, the review of the Company's compensation plans and the general review of the Company's employee compensation policies. The Compensation Subcommittee, which was formed during March 1998 and met once during the year, is composed of Mr. Beekman (Chairman), Mr. Buck and Dr. Sanders and is responsible for the approval of remuneration arrangements for executive officers of the Company and for the administration of the Company's stock-related benefit plans. The Audit Committee, which met twice during 1998, is composed of Dr. Sanders (Chairman), Mr. Beekman, Mr. Bergen and Mrs. Price and is responsible for the engagement of independent auditors, the review of audit fees, the supervision of matters relating to audit functions, and the review of internal policies and procedures regarding audit, accounting and other financial controls.

     The Company does not have a nominating committee or executive committee.

COMPENSATION OF DIRECTORS

     Non-employee directors are paid $1,000 for each directors' meeting attended and $500 for each committee meeting attended. Such compensation for meetings is reduced by 50% if the director participates in the meeting by telephone. The foregoing compensation is paid quarterly, in arrears, in the form of Company Common Stock. Under the Company's 1997 Stock Option and Stock Inventive Plan, each non-employee director is granted a non-qualified option to purchase 5,000 shares of Common Stock on the date of their first election or appointment to the Board and an option for 1,000 shares of Common Stock upon each annual election as a director thereafter. The option price for all such options equals the fair market value of Common Stock on the grant date. Directors who are employees of the Company are not separately compensated for serving as directors.

                             EXECUTIVE COMPENSATION

     The following table sets forth information regarding compensation paid for the last three fiscal years to its Chief Executive Officer and the two other executive officers (the "Named Executives"):

                           SUMMARY COMPENSATION TABLE

                                                                   LONG-TERM COMPENSATION AWARDS
                                     ANNUAL COMPENSATION       -------------------------------------
                                  -------------------------        SECURITIES           ALL OTHER
            NAME AND                      SALARY     BONUS     UNDERLYING OPTIONS    COMPENSATION(1)
       PRINCIPAL POSITION         YEAR      ($)       ($)             (#)                  ($)
       ------------------         ----    -------    ------    ------------------    ---------------
Candace Kendle..................  1998    193,750    58,000             200                   0
  Chairman of the Board           1997    153,444    70,000           2,250                   0
  and Chief Executive Officer     1996    122,400         0               0               2,291

Christopher C. Bergen...........  1998    171,250    40,250             200              12,934
  President and Chief Operating   1997    145,944    56,000           2,000                   0
  Officer                         1996    122,400         0               0               2,291

Timothy M. Mooney (2)...........  1998    151,866    32,550             200                   0
  Executive Vice President,       1997    134,671    42,000           1,650                   0
  Chief Financial                 1996     72,035         0         135,050                   0
  Officer and Treasurer

---------------

(1) Represents insurance premium payments

(2) Mr. Mooney joined Kendle in May 1996.

STOCK OPTIONS

     The tables below provide certain information with respect to grants and exercises of stock options to the Named Executives pursuant to the Company's stock option plans during the year ended December 31, 1998.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                              POTENTIAL
                                                                                           REALIZABLE VALUE
                                                                                              AT ASSUMED
                                                                                             ANNUAL RATE
                                                                                            OF STOCK PRICE
                              NUMBER OF                                                      APPRECIATION
                              SECURITIES    PERCENT OF TOTAL                                  FOR OPTION
                              UNDERLYING       GRANTED TO                                     TERM(2)(3)
                               OPTIONS        EMPLOYEES IN      EXERCISE                   ----------------
                              GRANTED(1)      FISCAL YEAR         PRICE      EXPIRATION      5%       10%
            NAME                 (#)              (%)           ($/SHARE)       DATE        ($)       ($)
            ----              ----------    ----------------    ---------    ----------    ------    ------
Candace Kendle..............     200              0.06            23.56       09/01/08     2,964     7,511
Christopher C. Bergen.......     200              0.06            23.56       09/01/08     2,964     7,511
Timothy M. Mooney...........     200              0.06            23.56       09/01/08     2,964     7,511

---------------

(1) All options granted to the Named Executives are exercisable in five equal annual installments beginning one year after the date of grant.

(2) Potential realizable value is calculated from the exercise price of the options granted.

(3) The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, of the Company's Common Stock price.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

                                                                NUMBER OF UNDERLYING          VALUE OF UNEXERCISED
                           NUMBER OF SECURITIES                UNEXERCISED SECURITIES             IN-THE-MONEY
                            UNDERLYING OPTIONS     VALUE              OPTIONS               OPTIONS AT DECEMBER 31,
                                EXERCISED         REALIZED    AT DECEMBER 31, 1998(#)              1998($)(1)
          NAME                     (#)              ($)      EXERCISABLE/UNEXERCISABLE     EXERCISABLE/UNEXERCISABLE
          ----             --------------------   --------   --------------------------   ----------------------------
Candace Kendle...........            0                 0           450        2,000            4,219         16,875
Christopher C. Bergen....            0                 0           400        1,800            3,750         15,000
Timothy M. Mooney........          330             2,372       135,050        1,520        2,993,383         12,375

---------------

(1) Represents the number of shares optioned multiplied by the difference between $23.38, the fair market value of the Common Stock at December 31, 1998, and the exercise price for that option.

PROTECTIVE COMPENSATION AND BENEFIT AGREEMENTS

     The Company has entered into Protective Compensation and Benefit Agreements with certain employees, including all executive officers of the Company. These agreements are subject to annual review by the Company's Board of Directors, expire on December 31, 1999, and will be automatically extended in one year increments unless cancelled by the Company. The agreements provide for specified benefits, including two years' compensation, in the event of a change in control as that term is defined in the agreements.

COMPENSATION SUBCOMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Subcommittee of the Management Development and Compensation Committee is composed of three directors, none of whom is an officer or employee of the Company or its subsidiaries. The Subcommittee is responsible for the establishment of policies governing, and for the implementation, administration and interpretation of, all aspects of executive officer compensation. The Subcommittee establishes executive officer compensation by setting salaries, approving bonus plans, making bonus awards and awarding stock options.

     The Subcommittee reviews the compensation of executive officers on an ongoing basis, developing and implementing plans to serve the following objectives:

     - Support and drive achievement of the Company's business strategies and goals;

     - Attract and retain the highest caliber executive officers by providing compensation opportunities comparable to those offered by other firms with whom the Company competes for business and talent; and

     - Closely align the interests of executive officers with shareholders' interests.

     At a meeting held on March 12, 1999, the Management Development and Compensation Committee (prior to formation of the Subcommittee) reviewed with management the Company's financial results for 1998 and individual performance of the Named Executives, including the Chief Executive Officer, to previously stated objectives. On this basis, it awarded the bonuses shown in the Summary Compensation table.

     At a meeting held on May 21, 1998, the Subcommittee set salaries for the Named Executives retroactive to April 1, 1998. In establishing these salaries, the members reviewed recommendations of management against the pay practices of comparable companies and the Company's competitors. Corporate profitability, position responsibility levels and individual qualifications and performance were also considered. The salary of the Chief Executive Officer was set on the same basis.

     On August 21, 1998, the Subcommittee reviewed and approved stock option grants to each of the Company's employees, including grants to the Named Executives. During 1998, the Subcommittee considered and awarded individual grants reflecting its view of the importance of particular individuals to the Company's future performance.

     Under Section 162(m) of the Internal Revenue Code of 1986, as amended a public company may not deduct more than $1 million in compensation paid to any one of its executive officers, unless the excess amount is performance-based compensation satisfying certain rules. The Company's Stock Option Plan is designed to qualify under the compensation requirements of this provision. Due to current salary levels and anticipated bonus targets, the Subcommittee believes that it is unlikely that application of Section 162(m) will prevent the Company from claiming a deduction for the amount of compensation paid to senior executive officers.

                             Compensation Subcommittee of the Board of Directors

                                          Philip E. Beekman, Chairman
                                          Robert R. Buck
                                          Charles A. Sanders

CERTAIN TRANSACTIONS

     In 1998, the Company paid approximately $426,000 to a construction company owned by a relative of Dr. Kendle for construction and renovations at its principal executive offices. Such work is continuing. Management believes that payments to the construction company are on terms no less favorable than those that could have been negotiated with unaffiliated third parties.

     During 1998, Kendle paid $210,303 for legal services to Keating, Muething & Klekamp, P.L.L., of which William J. Keating, Jr., trustee of the Kendle Stock Trust, is a partner.

                               PERFORMANCE GRAPH

     The following graph shows cumulative total shareholder returns for the period beginning August 22, 1997 and ending on December 31, 1998 with a published industry index or line-of-business index. The Company has selected the Nasdaq Stock Market (U.S.) Index and a composite peer group consisting of ClinTrials Research Inc., Parexel International, Pharmaceutical Product Development, Inc. and Quintiles Transnational Corp. The graph assumes that $100 was invested on August 22, 1997 in Kendle International Inc. stock and in the index and peer group on August 22, 1997. The graph further assumes the reinvestment of all dividends.

                                                                             Cumulative Total Return
                                                                             -----------------------
                                                    August 22, 1997             December 31, 1997           December 31, 1998
                                                    ---------------             -----------------           -----------------
Kendle International Inc.......................           100                          120                         167
Peer Group.....................................           100                           93                         118
Nasdaq Stock Market (U.S.).....................           100                           99                         139

AMENDMENT OF THE RESTATED AND AMENDED ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES

     The Restated and Amended Articles of Incorporation authorize the issuance of 15,000,000 Common Shares. At March 31, 1999, the Company had 11,072,445 Common Shares outstanding, with an additional 2,091,497 shares reserved and remaining available for issuance pursuant to stock related benefit plans. Therefore, of the 15,000,000 shares authorized by the Restated and Amended Articles of Incorporation, 1,836,058 are available for issuance for general corporate purposes.

     The Board of Directors believes that it should have, at all times, authorized Common Shares equal to approximately three times the number of shares that are outstanding or committed to issuance. This authorization may enable the Board of Directors, without further shareholder approval, to issue additional shares from time to time in sales for cash, acquisitions, option or other incentive plans, stock splits, stock dividends or similar occurrences. The issuance of additional Common Shares through stock dividends or splits will not affect the percentage ownership of shareholders. Issuance for stock options and other benefit plans and for acquisitions would affect the percentage of stock ownership, but their effect upon earnings per share would depend upon the earnings realized from the cash received or business acquired in such stock issuances. There are no plans, understandings or arrangements calling for issuances of Common Shares by the Company other than those discussed above.

     The Board of Directors has approved the amendment to the Restated and Amended Articles of Incorporation to increase total authorized Common Shares to 45,000,000 and recommends a vote in favor of this proposal. The affirmative vote of the holders of two-thirds of the outstanding Common Shares is required for approval of this amendment. The failure to vote, abstentions and broker non-votes will have the same effect as a vote against the proposal.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR AMENDMENT TO ARTICLE FOUR OF THE RESTATED AND AMENDED ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 15,000,000 TO 45,000,000.

                   RATIFICATION OF APPOINTMENT OF ACCOUNTANTS

     The Audit Committee of the Board of Directors appointed PricewaterhouseCoopers LLP as the Company's independent public accountants for the year ending December 31, 1999. PricewaterhouseCoopers has been the independent accounting firm for the Company since 1996. Although not required by law, the Board of Directors is seeking shareholder ratification of this selection. The affirmative vote of a majority of shares voting at the Annual Meeting is required for ratification. If ratification is not obtained, the Board of Directors intends to continue the employment of PricewaterhouseCoopers at least through 1999. Representatives of PricewaterhouseCoopers are expected to be present at the Annual Meeting and will be given an opportunity to comment, if they so desire, and to respond to appropriate questions that may be asked by shareholders.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 1999.

                                 OTHER MATTERS

     The Board knows of no other matters which will be presented at the Annual Meeting. If however, any other matter is properly presented at the Annual Meeting it will require the affirmative vote of a majority of shares voting for approval.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers, directors and persons who own more than ten percent of the Company's Common Stock to file reports of ownership with the Securities and Exchange Commission and to furnish the Company with copies of these reports. Based solely upon its review of reports received by it, or upon written representation from certain reporting persons that no reports were required, the Company believes that during 1998 all filing requirements were met.

VOTING BY PROXY

     All proxy cards properly signed will, unless a different choice is indicated, be voted "FOR" election of all nominees for directors proposed by the Board of Directors, "FOR" the proposed amendment to the Restated and Amended Articles of Incorporation increasing the authorized shares of Common Stock from 15,000,000 to 45,000,000, and "FOR" ratification of the selection of independent public accountants.

     If any other matters come before the Annual Meeting or any adjournment, each proxy will be voted in the discretion of the individuals named as proxies on the card.

SHAREHOLDER PROPOSALS

     Shareholders who desire to have proposals included in the notice for the Annual Meeting of Shareholders to be held in the Spring of 2000 must submit their proposals in writing by January 20, 2000 to the Company, Attention Julie
G. Lerner, Investor Relations, 700 Carew Tower, 441 Vine Street, Cincinnati, Ohio 45202.

     The form of Proxy for this meeting grants authority to the designated proxies to vote in their discretion on any matters that come before the meeting except those set forth in the Company's Proxy Statement and except for matters as to which adequate notice is received. For notice to be deemed adequate for the 2000 Annual Shareholders' Meeting, it must be received prior to February 27, 2000. If there is a change in the anticipated date of next year's Annual Shareholders' Meeting or in the notice deadline by more than 30 days, we will notify you of this change through our Form 10-Q filings.

April 13, 1999

                           Kendle International Inc.
                                700 Carew Tower
                                441 Vine Street
                             Cincinnati, Ohio 45202


          The undersigned hereby appoints Paul F. Ritter and Anthony L. Forcellini, or either of them, proxies of the undersigned, each with the power of substitution, to vote all shares of Common Stock which
PROXY     the undersigned would be entitled to vote on the matters specified
FOR       below and in their discretion with respect to such other business as
ANNUAL    may properly come before the Annual Meeting of Shareholders of Kendle
MEETING International Inc. to be held on May 20, 1999 at 10:00 A.M. Eastern Time at The Media Center, RiverCenter Tower Offices, 50 East RiverCenter Boulevard, Covington, Kentucky or at any adjournment of such Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSALS:

Authority to elect as directors the following seven (7) nominees:

Candace Kendle, Philip E. Beekman, Christopher C. Hergen, Robert R. Buck, Timothy M. Mooney, Mary Beth Price, AND Charles A. Sanders

                            FOR    WITHHOLD AUTHORITY
                         ---    ---

WRITE THE NAME OF ANY NOMINEE(S) FOR WHOM AUTHORITY TO VOTE IS WITHHELD

                         -----------------------------

To amend the Restated and Amended Articles of Incorporation to increase the number of authorized shares of Common Stock.

                        FOR       AGAINST       ABSTAIN
                     ---       ---            ---

Ratify and approve the appointment of PricewaterhouseCoopers LLP as independent public accountants for 1999.

                        FOR       AGAINST       ABSTAIN
                     ---       ---            ---

THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS UNLESS A CONTRARY CHOICE IS SPECIFIED.

       (This proxy is continued and is to be signed on the reverse side)

                                            The undersigned hereby acknowledges
                                            receipt of the Notice of Annual
                                            Meeting of Shareholders dated April
                                            13, 1999 and the Proxy Statement
                                            furnished therewith. Any proxy
                                            heretofore given to vote said shares
                                            is hereby revoked.


                                            PLEASE DATE, SIGN AND RETURN
                                            PROMPTLY IN THE ENCLOSED ENVELOPE.


Dated:             , 1999
      -------------


                                            ------------------------------------
                                            (Signature)


                                            ------------------------------------
                                            (Signature)


                                            (Important: Please sign exactly as
                                            name appears hereon indicating,
                                            where proper, official position or
                                            representative capacity. In the case
                                            of joint holders, all should sign.)